UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 7, 2007

SmarTire Systems Inc.
(Exact name of registration as specified in its charter)

British Columbia, Canada	0-29248	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

#150 - 13151 Vanier Place Richmond, British Columbia, Canada	V6V 2J1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 276-9884

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5-CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Directors.

On May 7, 2007, Robert Rudman resigned from our board of directors for personal reasons, and he did not have any disagreement with our company or any matter relating to our operations, policies or practices. In connection with his resignation, we entered into an agreement with Mr. Rudman that provides for:

1.	the termination of Mr. Rudman’s consulting agreement with our company.

2.
the expiration of all stock options previously granted to Mr. Rudman on the date that is thirty days after the date of his resignation except for 5,840,000 stock options that were granted to Mr. Rudman on December 20, 2004, which will remain exercisable into shares of our common stock at $0.03 per share until December 19, 2009.

3.	payment of past due director fees of US$72,525 by the issuance of 3,679,604 shares of our common stock.

4.
Mr. Rudman’s continued agreement to sell shares of common stock of our company owned by him in accordance with the terms of certain lock-up agreements entered into by him with certain investors in our company in connection with financing transactions in which our company raised money through the sale of equity securities.

On May 7, 2007, Johnny Christiansen resigned from our board of directors for personal reasons, and he did not have any disagreement with our company or any matter relating to our operations, policies or practices. In connection with his resignation, we entered into an agreement with Mr. Christiansen that provides for:

1.
the expiration of all stock options previously granted to Mr. Christiansen on the date that is thirty days after the date of his resignation except for 900,000 stock options that were granted to Mr. Christiansen on December 20, 2004 which will remain exercisable into shares of our common stock at $0.03 per share until December 19, 2009.

2.	payment of past due director fees of US$40,208 by the issuance of 2,039,997 shares of our common stock.

3.
Mr. Christiansen’s continued agreement to sell shares of common stock of our company owned by him in accordance with the terms of certain lock-up agreements entered into by him with certain investors in our company in connection with financing transactions in which our company raised money through the sale of equity securities.

(c)  Appointment of Directors.

On May 7, 2007, our Board of Directors appointed Dave Warkentin, our President and Chief Executive Officer, and George O’Leary to fill the vacancies on our board of directors created by the resignations of Mr. Rudman and Mr. Christiansen.

Dave Warkentin has been our President and Chief Executive Officer since October 20, 2006. Mr. Warkentin joined our company on August 8, 2005, as Vice President of Sales and Marketing. During 2004 and 2005, Mr. Warkentin was the Vice President of Sales of Intrinsyc Software International, Inc. (TSX: ICS), a Canadian public company that provides engineering services to wireless mobile device makers as well as licensable software for the wireless telephone handset market. From 2000 until 2004, Mr. Warkentin was the Director of Sales for Silent Witness Enterprises Ltd., a Canadian company that manufactures security cameras and digital video recorders targeted to the financial, educational and corrections markets. Also during 2000, Mr. Warkentin was the North American Sales Manager for Digital Dispatch Systems, and was responsible for a sales team selling mobile dispatch hardware and software solutions directly to end-users.

George O’Leary has been the President of SKS Consulting of South Florida Corp. since 2000. Mr. O’Leary started SKS Consulting of South Florida Corp. in 2000 with the mission to help companies focus on their core businesses while shedding their non-core business assets. Through SKS Consulting of South Florida Corp., Mr. O’Leary provides management consulting services to our company under a one year agreement dated January 23, 2007. This Agreement is described in detail in a Form 8-K filed by our company on January 29, 2007, and we have reproduced that description below. Through SKS Consulting of South Florida, Mr. O’Leary provides management consulting services to various other companies, as well, including NS8 Corp. [OTC:NSEO], NeoMedia Technologies, Inc. (OTCBB:NEOM) and NeoGenomics, Inc. (OTCBB:NGNM). Since April 12, 2007, he has been a director of NS8 Corp. [OTC:NSEO] and, since April 18, 2007 he has served as that company’s Chief Financial Officer. SKS Consulting of South Florida provides consulting services to NS8 Corp. Through SKS Consulting, Mr. O’Leary also provides management consulting services to NeoMedia Technologies, Inc. (OTCBB:NEOM). He has been a member of their board of directors since February 2, 2007. Since October, 2004, Mr. O’Leary has provided consulting services through SKS Consulting to NeoGenomics, Inc. (OTCBB:NGNM) and has served as a member of its board of directors since June 22, 2005. From 1996 to 2000, Mr. O’Leary was CEO and President of Communication Resources Incorporated. Prior to 1996, Mr. O’Leary was Vice President of Operations of Cablevision Industries. Mr. O'Leary held various positions including VP of Operations for Cablevision Industries from 1987 to 1996. Mr. O'Leary was a CPA with Peat Marwick Mitchell from 1984 to 1987. He received his BBA degree in Accounting from Siena College in Albany, New York.

There is no family relationship between Mr. O’Leary and any other director or executive officer of the Company.

Bill Cronin, an existing director, has been appointed as interim chairman of the board. The directors will meet later this month to determine which directors will fill the vacant positions on the audit and compensation committees.

Our consulting agreement with SKS Consulting of South Florida Corp. is for a twelve (12) month term commencing January 1, 2007 and expiring December 31, 2007 with automatic renewals on a month-to-month basis unless either of SKS or we elect to terminate, which we are permitted to do on 30 days written notice at anytime after the initial 12 month term. Under the consulting agreement, SKS will provide us with the services of Mr. George O’Leary for an aggregate of one week per month. Mr. O’Leary is a business consultant who we hope will assist us in streamlining our business operations to achieve greater efficiencies. In consideration for these services, we have agreed to compensate SKS as follows:

Daily remuneration of $1,000 per day for each day Mr. O’Leary spends working with our company and 100,000 shares per month, to be paid/issued at the end of each month during the term. In addition, we have agreed to issue to SKS 100,000 share purchase warrants per month exercisable into common shares of at $0.03 per warrant. The holders of our outstanding convertible debentures have agreed that the grant of these warrants at this exercise price will not cause any adjustment of the conversion price specified in any of those convertible debentures.

Our consulting agreement with SKS also provides that SKS can earn warrants to purchase up to an additional 500,000 of our common shares at an exercise price $0.06 per common share if the following milestones are achieved by our company:

Successful organizational restructuring by 2/28/	100,000 warrants
Successful additional short-term financing by 3/31/07	100,000 warrants
Company at monthly breakeven by 12/31/07	200,000 warrants
Stock price at $0.12/share for a consecutive 30 day period	100,000 warrants
Total	500,000 warrants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                        SMARTIRE SYSTEMS INC.

Date: May 9, 2007                                                                                                            By: /s/ Jeff Finkelstein
                                                           Jeff Finkelstein
                                                           Chief Financial Officer